Exhibit 99.1

FOR IMMEDIATE RELEASE November 16, 2009 Contact: Pfeiffer High Investor Relations, Inc. Geoff High: 303-393-7044

LAW ENFORCEMENT ASSOCIATES REPORTS YEAR-TO-DATE AND

THIRD QUARTER FINANCIAL RESULTS

RALEIGH, N.C. – November 16, 2009 – Law Enforcement Associates Corporation (LEA) (OTCBB: LAWE), a leading U.S.-based developer and manufacturer of electronic surveillance equipment, today announced financial results for the nine-month period and third quarter ended September 30, 2009.

Net sales at the nine-month mark were $10.5 million, up 68% versus net sales of $6.2 million in the comparable period a year ago. The increase was due primarily to strong product shipments during the second fiscal quarter when the Company was completing deliveries on a major order from a federal customer. Gross margin for the nine-month period was 32% versus 37% in the same period last year. Operating income was $1.1 million, up from operating income of $45,000 at the nine-month mark a year ago. Net income was $593,000, or $0.02 per share, versus a net loss of $52,000, or less than $0.01 per share, in the comparable period last year.

Third quarter net sales were $1.9 million versus $2.4 million in the comparable year-ago quarter. Net sales in last year’s third quarter benefitted from a significant non-recurring order valued at approximately $714,000. Gross margin was 33% versus 39% in the comparable quarter a year ago. This year’s gross margin was negatively impacted in part by higher freight expenses associated with product shipments to a major trade show, as well as product mix.

The Company reported a third quarter operating loss of $156,000 versus operating income of $163,000 in the comparable year-ago quarter. The decline was due to increases in research and development costs and higher operating expenses as a percentage of net sales. Development work on new products and upgrades to existing equipment lines resulted in a $51,000 increase in R&D expense, which was $64,000, or 3% of net sales, versus $13,000, or less than 1% of net sales, in the third quarter last year.

Increased legal fees related to management turnover, as well as litigation associated with a put option obligation also negatively impacted operating results. Total operating expenses were $788,000, or 41% of revenue, versus $784,000, or 33% of revenue in the third quarter last year. Third quarter net loss was $99,000, or less than $0.01 per share, versus net income of $96,000, or less than $0.01 per share, in the third quarter last year.

Alan Terry, interim president and CEO, said, “The third quarter was marked by a series of developments, many of which have enhanced LEA’s prospects for improved performance. New management has been intensely focused on expanding our customer network, re-energizing our sales organization, launching new products and resolving certain legal and administrative matters that slowed our progress and hindered our financial results during the third quarter.”

“We are on schedule to introduce two new product offerings in the fourth quarter,” Terry added. “We also have been much more aggressive at leveraging the insight and professional connections of our board of directors. These efforts have already opened doors to several new business prospects. Our long-range objective is to deliver revenue growth, sustained profitability and improved value for our shareholders. We are encouraged by our recent progress toward this end.”

About Law Enforcement Associates Corporation

LEA is a leading security and surveillance technology Company that manufactures and markets a diverse product line to the worldwide law enforcement, military, security and corrections markets. The Company’s Audio Intelligence Devices (AID) division has been serving the law enforcement sector for more than 30 years and is one of the most respected names in the surveillance equipment industry. LEA’s products are used by a wide variety of government and non-governmental agencies, as well as public and private companies. These include military bases, nuclear facilities, embassies, government installations, oil refineries, United Nations and NATO locations. LEA’s products have been used at high-profile events such as the Summer & Winter Olympics, Super Bowl, U.S. Golf Championship, and the Democratic and Republican National Conventions. Its products include the Under Vehicle Inspection System (UVIS), EDK123 (Explosive Detection Kit), Bloodhound and Birddog GPS Tracking Systems, Graffiti Cam, Letter-bomb Visualizer Spray, and a wide variety of Audio & Video Surveillance Equipment. Headquartered in Raleigh, N.C., the Company has been featured in many industry publications and websites. For more information, please visit www.leacorp.com.

Forward-Looking Information:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. For a description of factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended 2008, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. We do not undertake to update any forward-looking statement that may be made from time to time by us or on our behalf.

LAW ENFORCEMENT ASSOCIATES CORPORATION

Consolidated Statements of Operations

for the Three Months Ended September 30, 2009 and 2008

	2009	2008
	(Unaudited)	(Unaudited)

Net sales	$1,920,551	$2,397,224

Cost of sales	1,288,833	1,450,593

Gross profit	631,718	946,631

Research and development	63,762	12,509
Operating expenses	723,980	771,035
Total operating expenses	787,742	783,544

Income (loss) from operations	(156,024)	163,087

Other income (expense)
Loss on sale of assets	0	0
Other income	1,287	5,329
Interest income	787	119
Interest expense	(8,524)	(28,042)
Total other income (expense)	(6,450)	(22,594)

Net income (loss) before income taxes	(162,474)	140,493

Income tax (expense) benefit	63,501	(44,092)

Net income (loss)	$(98,973)	$96,401

Net income (loss) per weighted average share, basic and diluted	$(0.00)	$0.00

Weighted average number of shares, basic and diluted	25,782,436	25,782,436

LAW ENFORCEMENT ASSOCIATES CORPORATION

Consolidated Statements of Operations

for the Nine Months Ended September 30, 2009 and 2008

	2009	2008
	(Unaudited)	(Unaudited)

Net sales	$10,458,950	$6,225,583

Cost of sales	7,143,142	3,950,503

Gross profit	3,315,808	2,275,080

Research and development	239,861	52,401
Operating expenses	1,969,723	2,177,579
Total operating expenses	2,209,584	2,229,980

Income from operations	1,106,224	45,100

Other income (expense)
Loss on sale of assets	(8,361)	(43,666)
Other income	11,625	11,935
Interest income	812	1,439
Interest expense	(145,188)	(90,087)
Total other income (expense)	(141,112)	(120,379)

Net income (loss) before income taxes	965,112	(75,279)

Income tax (expense) benefit	(372,045)	23,336

Net income (loss)	$593,067	$(51,943)

Net income (loss) per weighted average share, basic and diluted	$0.02	$(0.00)

Weighted average number of shares, basic and diluted	25,782,436	25,782,436

LAW ENFORCEMENT ASSOCIATES CORPORATION

Consolidated Balance Sheets

	September 2009	December 2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$747,255	$254,705
Trade accounts receivable (net of allowance for doubtful accounts of $30,000 at September 30, 2009 and December 31, 2008, respectively)	1,021,583	2,011,293
Accounts receivable - other	49,253	0
Refundable income taxes	32,500	0
Inventories	1,598,132	1,368,049
Prepaid expenses	235,282	45,629
Deferred tax asset-current	244,626	244,741
Total current assets	3,928,631	3,924,417
Property and equipment, net	166,599	170,027

Other assets:
Intangibles, net	2,051,364	2,174,564
Assets held for sale	335,505	335,505
Deferred tax asset less current portion	565,995	820,425
Total other assets	2,952,864	3,330,494
Total assets	$7,048,094	$7,424,938

LAW ENFORCEMENT ASSOCIATES CORPORATION

Consolidated Balance Sheets

	September 2009	December 2008
	(Unaudited)	(Audited)
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$506,790	$331,451
Line of credit	0	1,038,809
Accrued expenses:
Compensation and payroll taxes	103,350	126,695
Profit sharing plan	30,263	76,769
Warranty provision	52,426	58,809
Other accrued expenses	109,686	97,205
Deferred expenses	27,897	104,628
Customer deposits	4,957	30,540
Total current liabilities, before shares subject to redemption	835,369	1,864,906

Common stock, subject to redemption of 1,200,000 shares, at redemption value	1,500,000	0

Total current liabilities	2,335,369	1,864,906

Total liabilities	2,335,369	1,864,906

Commitments and Contingencies

Common stock, subject to possible redemption of 1,200,000 shares, at redemption value	0	1,440,374

Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 authorized, 25,782,436 issued and outstanding at September 30, 2009 and December 31, 2008	25,782	25,782
Treasury stock at cost, 595 shares of common stock held by the Company	(625)	(625)
Paid in capital in excess of par	4,995,595	4,995,595
Retained earnings/(accumulated deficit)	(308,027)	(901,094)
Total stockholders’ equity	4,712,725	4,119,658

Total liabilities and stockholders’ equity	$7,048,094	$7,424,938